SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) August 6, 2002


                               Cross Country, Inc.
             (Exact name of registrant as specified in its charter)


 Delaware                           0-33169                        13-4066229
(State or other                  (Commission                    (I.R.S. Employer
jurisdiction of                   File Number                     Identification
incorporation                                                               No.)


       6551 Park of Commerce Blvd., N.W., Suite 200, Boca Raton, FL 33487
                (Address of Principal Executive Office (Zip Code)


                                 (561) 998-2232
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former Name or Former Address, If Changed Since Last Report.)

Item 5.  Other Events.

     Incorporated by reference is a press release issued by the Company on August 6, 2002, which is attached hereto as Exhibit 1.1


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.


Exhibit        Description

1.1            Press release issued by the Company on August 6, 2002

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CROSS COUNTRY, INC.




                                        By:    /s/ Emil Hensel
                                             ---------------------------------
                                             Name:  Emil Hensel
Dated:  August 7, 2002                       Title: Chief Financial Officer

Exhibit 1.1

Cross Country Reports 2nd Quarter Results;
Revenues up 31%; Reaffirms 2002 EPS guidance


BOCA RATON, Fla., August 6, 2002 /PRNewswire/ -- Cross Country, Inc. (Nasdaq:
CCRN - news) today reported revenue of $156.0 million for the three month period ended June 30, 2002, an increase of 31% over revenue of $118.8 million for the same period in the prior year. Net income for the second quarter of 2002 was $8.0 million or $0.24 per diluted share. Net income before discontinued operations for the second quarter of 2002 was $8.5 million or $0.25 per diluted share. Earnings before interest, taxes, depreciation, amortization and non-recurring secondary offering costs (EBITDA), a key measure used by management to evaluate the company's operations, for the three month period ended June 30, 2002 was $16.3 million, an increase of 23% over the same period in the prior year. The quarter was favorably impacted primarily by the strong results generated by the Company's travel nurse staffing businesses and all of the businesses comprising its Other Human Capital Management Services segment, coupled with lower corporate expenses, specifically interest and amortization expenses.

"We are very pleased with the continued strength of our businesses as demonstrated by our second quarter 2002 results," said Joseph A. Boshart, President and Chief Executive Officer. "Demand for our core travel nursing business continues to benefit from a desire on the part of our hospital clients to outsource a portion of their labor needs to better meet fluctuating patient census and the national nursing shortage. We also had strong performances from each of our Other Human Capital Management Services businesses."

For the six month period ended June 30, 2002, Cross Country reported revenue of $310.8 million, an increase of 40% over the same period in the prior year. Net income and its associated diluted EPS for the six month period ended June 30, 2002 were $15.0 million and $0.44 compared to $2.7 million and $0.12, respectively, for the six month period June 30, 2001. EBITDA for the six month period ended June 30, 2002 was $31.9 million compared to $23.7 million for the same period in the prior year, an increase of 35%.

Healthcare Staffing
Cross Country's Healthcare Staffing segment, which comprises travel staffing, clinical research trials staffing and per diem staffing, generated revenue for the three month period ended June 30, 2002 of $142.8 million, an increase of 30% over the same period in the prior year. This growth was driven primarily by increased average hourly bill rates in all businesses, increased numbers of field employees in both the travel nursing and allied health staffing as well as incremental revenue generated by the January 2002 acquisition of NovaPro. Contribution income, defined as earnings before interest, taxes, depreciation, amortization and corporate expenses not specifically identified to a reporting segment, for the three month period ended June 30, 2002 was $19.6 million, an increase of 21% over the same period in the prior year. This growth was primarily due to the same factors that drove revenue growth, but partially offset by an increase in field staff compensation and selling expenses as well as the increased expenses associated with recruiting nurses overseas.

For the six month period ended June 30, 2002 revenue was $286.4 million, an increase of 39% over the same period in the prior year and contribution income was $39.5 million compared to $30.1 million for the six month period ended June 30, 2001.

Other Human Capital Management Services
Cross Country's Other Human Capital Management Services segment, which comprises the education and training, healthcare consulting services, physician search and resource management services, generated revenue of $13.2 million for the three month period ended June 30, 2002, an increase of 41% over the same period in the prior year. This increase was driven primarily by the strong double-digit results in all businesses within the segment, which includes consulting business generated by the Jennings Ryan & Kolb, Inc. acquisition in March 2002. Contribution income for the three month period ended June 30, 2002 was $2.1 million, a 54% increase versus the year ago period.

For the six month period ended June 30, 2002, revenue was $24.4 million, an increase of 44% over the same period in the prior year and contribution income was $3.7 million compared to $2.8 million for the six month period ended June 30, 2001.

Expectations for 2002
The following statements are based on current management expectations. These statements are forward-looking, and actual results may differ materially. With respect to Cross Country's financial targets for the full year 2002, the Company is maintaining its previous guidance of revenue to be between $625 and $650 million and EPS to be in the range of $1.02 - $1.06 per diluted share. Third quarter and fourth quarter 2002 earnings before discontinued operations are expected to be in the range of $0.26 - $0.27 and $0.28 - $0.31 per diluted share, respectively. These EPS targets exclude discontinued operations and expenses associated with the Company's secondary offering. It is Cross Country's intention to update its guidance quarterly.

Cross Country, Inc. is a leading provider of healthcare staffing services in the United States. The company has an active client base of over 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states More information on Cross Country, Inc. can be obtained from our website, www.crosscountry.com.

A listen-only simulcast of Cross Country's first quarter conference call will be available online beginning at 10:00 a.m. EST on Wednesday, August 7th at www.crosscountry.com, www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). A playback recording of the call may be accessed by calling 1-800-405-2236, passcode 483099#, beginning at 12:00 p.m. on August 7th until 11:59 p.m. on Monday, August 12th.

This release contains forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following our ability to attract and retain qualified nurses and other healthcare personnel, costs and availability of short-term leases for our travel nurses, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, and other factors set forth under the caption "RISK FACTORS" in the Company's 10-K for the year ended December 31, 2001.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Given these uncertainties, the forward-looking statements discussed on this press release might not occur. While it is the Company's intention to update its guidance quarterly, it should not be assumed that our silence over time means that actual events are occurring as expressed or implied in such forward-looking statements.


For further information, please contact:
Susan Eccher, Director, Investor Relations at 877-686-9779
Brian Hekman, Director, Corporate Communications at 800-998-5187

                              Cross Country, Inc.
                     Consolidated Statements of Operations
                 (amounts in thousands, except per share data)
                                  (Unaudited)


                                                              Three Months Ended                      Six Months Ended
                                                                   June 30,                               June 30,
          `                                               -------------------------              -------------------------
                                                             2002           2001     % Change       2002           2001    % Change
                                                          ----------     ----------   ---------  -----------    ----------  -------

Revenue from services                                     $  155,977     $  118,835      31%     $  310,838     $  222,707     40%
Operating expenses:
 Direct operating expenses                                   115,849         88,097      32%        233,005        167,099     39%
 Selling, general and administrative expenses                 23,775         17,083      39%         45,541         31,076     47%
 Bad debt expense                                                 74            442     (83%)           359            862    (58%)
 Depreciation                                                    740            631      17%          1,435          1,136     26%
 Amortization                                                    785          3,856     (80%)         1,555          7,402    (79%)
 Non-recurring secondary offering costs                            -              -       0%          1,008              -      0%
                                                          ----------     ----------              -----------    ----------
Total operating expenses                                     141,223        110,109      28%        282,903        207,575     36%
                                                          ----------     ----------              -----------    ----------
Income from operations                                        14,754          8,726      69%         27,935         15,132     85%
Other expenses:
 Interest expense, net                                         1,009          4,524     (78%)         2,156          8,532    (75%)
                                                          ----------     ----------             -----------    ----------
Income before income taxes and discontinued operations        13,745          4,202     227%         25,779          6,600    291%
Income tax expense                                            (5,292)        (1,869)    183%        (10,091)        (3,050)   231%
                                                          ----------     ----------             -----------    ----------
Income before discontinued operations                          8,453          2,333     262%         15,688          3,550    342%
Discontinued operations                                         (421)           332    (227%)          (659)          (876)   (25%)
                                                          ----------     ----------              -----------    ----------
Net income                                                $    8,032     $    2,665     201%     $   15,029     $    2,674    462%
                                                          ==========     ==========              ===========    ==========

Net income/(loss) per common share- basic:
 Income before discontinued operations                    $     0.26     $     0.10              $     0.49     $     0.16
 Discontinued operations                                  $    (0.01)    $     0.01              $    (0.02)    $    (0.04)
                                                          ----------     ----------              -----------    ----------
Net income                                                $     0.25     $     0.11              $     0.47     $     0.12
                                                          ==========     ==========              ===========    ==========

Net income/(Loss) per common share- diluted:
 Income before discontinued operations                    $     0.25     $     0.10              $     0.46     $     0.16
 Discontinued operations                                  $    (0.01)    $     0.01              $    (0.02)    $    (0.04)
                                                          ----------     ----------              -----------    ----------
Net income                                                $     0.24     $     0.11              $     0.44     $     0.12
                                                          ==========     ==========              ===========    ==========

Weighted average common shares outstanding - basic           32,400         23,206                  32,316         23,206
Weighted average common shares outstanding - diluted          34,000         23,206                  33,998         23,206


                              Cross Country, Inc.
                     Consolidated Condensed Balance Sheets
                             (amounts in thousands)


                                                    June 30,      December 31,
                                                      2002            2001
                                                  ------------    ------------
                                                   (Unaudited)
Current assets:
 Cash                                             $    17,359     $     2,736
 Accounts receivable, net                              93,008          87,415
 Assets from discontinued operations, net               4,881           3,948
 Other current assets                                  12,477          14,996
                                                  ------------    ------------
Total current assets                                  127,725         109,095
Property and equipment, net                            10,534           8,037
Goodwill, net                                         226,018         218,749
Trademark, net                                         15,749          15,399
Other identifiable intangible assets, net               8,467           9,308
Other assets                                            1,363           1,392
                                                  ------------    ------------
Total assets                                      $   389,856     $   361,980
                                                  ============    ============

Current liabilities:
 Accounts payable and accrued expenses            $     3,506     $     3,172
 Accrued employee compensation and benefits            31,408          26,930
 Current portion of long-term debt                      9,608           2,425
 Note payable                                             273           1,365
 Income taxes payable                                   5,416               -
 Liabilities from discontinued operations                 174             174
 Other current liabilities                              2,668           1,832
                                                  ------------    ------------
Total current liabilities                              53,053          35,898
Interest rate swap                                      1,505           2,509
Deferred income taxes                                   8,962           8,570
Long-term debt                                         35,620          45,076
                                                  ------------    ------------
Total liabilities                                      99,140          92,053
Commitments and contingencies
Stockholders' equity:
 Common stock                                               3               3
 Additional paid-in capital                           263,282         258,152
 Other stockholders' equity                            27,431          11,772
                                                  ------------    ------------
Total stockholders' equity                            290,716         269,927
                                                  ------------    ------------
Total liabilities and stockholders' equity        $   389,856     $   361,980
                                                  ============    ============

                                 Segment Data*
                             (amounts in thousands)
                                  (Unaudited)



                                                              Three Months Ended                      Six Months Ended
                                                                   June 30,                               June 30,
                                                          -------------------------              -------------------------
                                                             2002           2001     % Change       2002           2001    % Change
                                                          ----------     ----------   ---------  -----------    ----------  -------

Revenues:

 Healthcare staffing                                      $  142,767     $  109,484      30%     $  286,401     $  205,753     39%
 Other human capital management services                      13,210          9,351      41%         24,437         16,954     44%
                                                          ----------     ----------              -----------    ----------
                                                          $  155,977     $  118,835      31%     $  310,838     $  222,707     40%
                                                          ==========     ==========              ===========    ==========


Contribution income (a):
 Healthcare staffing                                      $   19,586     $   16,161      21      $   39,489     $   30,083     31%
 Other human capital management services                       2,149          1,394      54%          3,683          2,786     32%
Unallocated corporate overhead                                (5,456)        (4,342)     26%        (11,239)        (9,199)    22%
                                                          ----------     ----------              -----------    ----------
EBITDA(b)                                                 $   16,279     $   13,213      23%     $   31,933     $   23,670     35%
                                                          ==========     ==========              ===========    ==========


* Certain amounts in the 2001 segment information have been reclassified to conform to the 2002 presentation.


                              Financial Statistics
                                  (Unaudited)


                                                              Three Months Ended            Six Months Ended
                                                                   June 30,                     June 30,
                                                          -------------------------    -------------------------
                                                             2002           2001          2002           2001
                                                          ----------     ----------    -----------    ----------

EBITDA - ($000)(b)                                        $   16,279     $   13,213    $   31,933     $   23,670
EBITDA as % of revenue                                         10.4%          11.1%         10.3%          10.6%
FTE's(c)                                                       5,475          4,657         5,579          4,509
Weeks worked(d)                                               71,175         60,541       145,054        117,234
Average healthcare staffing revenue per FTE per week(e)   $    2,006     $    1,808    $    1,974     $    1,755


(a) Defined as earnings before interest, taxes, depreciation, amortization and corporate expenses not specifically identified to a reporting segment.

(b) Defined as income before interest, income taxes, depreciation, amortization and non-recurring secondary offering costs. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is a key measure used by management to evaluate our operations and provide useful information to investors. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.

(c) FTE's represent the average number of contract staffing personnel on a full-time equivalent basis.
(d) Weeks worked is calculated by multiplying the FTE's by the number of weeks during the respective period.
(e) Average healthcare staffing revenue per FTE per week is calculated by dividing the healthcare staffing revenue by the number of weeks worked in the respective periods. Healthcare staffing revenue includes revenue from permanent placement nurses.